UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 12, 2016

CVENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36043	54-1954458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1765 Greensboro Station Place, 7th Floor
Tysons Corner, VA 22102
(Address of principal executive offices, including zip code)
(703) 226-3500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Securities Holders.
On July 12, 2016, Cvent, Inc. (“Cvent”) held a special meeting of stockholders (the “Special Meeting”) at Cvent’s principal executive offices in Tysons Corner, Virginia to vote on the proposals described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 9, 2016 and first mailed to Cvent’s stockholders on June 10, 2016.
At the Special Meeting, stockholders approved the proposal to adopt the Agreement and Plan of Merger, dated as of April 17, 2016 (the “Merger Agreement”) by and among Cvent, Papay Holdco, LLC (“Parent”), and Papay Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into Cvent (the “Merger”), and Cvent will become a wholly owned subsidiary of Parent.
A total of 33,188,807 shares (78.51% of the 42,274,822 shares outstanding and entitled to vote as of June 8, 2016, the record date for the Special Meeting) present in person or by proxy, constituted a quorum for the transaction of business, and were voted at the Special Meeting. Since there were sufficient votes cast at the Special Meeting to adopt the Merger Agreement, a second proposal to adjourn the Special Meeting, if needed or appropriate, to solicit additional proxies was rendered moot.
The table below shows the final voting results from the Special Meeting.

	For	Against	Abstain
Proposal 1- The Merger Proposal	33,171,932	15,967	908

The proposal to approve the Merger received the affirmative vote of approximately 78.47% of the shares of Cvent common stock outstanding and entitled to vote thereon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVENT, INC.

By:	/s/Lawrence Samuelson
Lawrence Samuelson General Counsel and Corporate Secretary

Date: July 13, 2016